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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                  FEBRUARY 13, 1998

CONTACTS: Ted N. Tarbet (Financial)     or        Susan Noonan
          Marcia P. Vaughan (Media)               Noonan/Russo Communications
          (760) 930-1500                          (212) 696-4455 ext. 203
          http//:www.sunrisemedical.com

                      SUNRISE MEDICAL ANNOUNCES ACQUISITION OF

                          SENTIENT SYSTEMS TECHNOLOGY, INC

          CARLSBAD, CALIF. - Sunrise Medical Inc. (NYSE:SMD) today announced it has signed an agreement to acquire Sentient Systems Technology, Inc. of Pittsburgh, Pennsylvania, one of the world's leading manufacturers of augmentative communication devices for people affected by speech disabilities. Sunrise will issue common stock currently valued at $40 million in exchange for all of the outstanding shares of Sentient in a transaction to be accounted for under the pooling of interests method. The merger is expected to be completed by April 30, 1998, subject to the receipt of governmental approvals, the approval of the Sentient shareholders, and other customary conditions of closing.
          Sentient's sales were $14 million in its fiscal year ending September 30, 1997 and net income was $1.5 million, both of which are expected to grow substantially in the current fiscal year. Sentient has been consistently cash positive and is expected to have $2.4 million of cash on hand and no long-term debt as of the closing. The acquisition is expected to depress earnings per share slightly in Sunrise Medical's fourth quarter due to the one-time transaction costs, but should be accretive to annual earnings per share thereafter. Sunrise will issue approximately 2.7 million shares in connection with this merger, subject to adjustment in the event of a material fluctuation in stock price between now and the closing date.
          Sentient Systems Technology develops and manufactures state-of-the-art hardware and software products that benefit a wide range of individuals with communication disabilities, including those suffering from physical and mental disorders such as cerebral palsy, multiple

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SUNRISE MEDICAL ANNOUNCES ACQUISITION OF SENTIENT SYSTEMS TECHNOLOGY


sclerosis, ALS, stroke, traumatic brain injury and autism. Sentient's proprietary voice augmentation technology, with its leading edge "predictive language" capability, allows individuals with speech disorders to compose sentences and communicate through a voice synthesizer faster and more easily than competitive devices. At the core of Sentient's technology is advanced, natural language processing software that utilizes constantly changing display panels to speed sentence formation. Sentient markets its products through its own 35-person salesforce directly to speech language pathologists and occupational therapists, many of whom work in the same rehabilitation centers where custom wheelchairs are specified.
          Sentient introduced its first commercial speech device in 1991, the DynaVox-Registered Trademark-, designed as a computer-based communication aid for persons unable to speak. Today, its product line includes a family of stand-alone devices, packaged in rugged but streamlined cases, that utilize a color LCD display with touch panel, a high quality speech synthesizer, a long life rechargeable battery, and Sentient designed proprietary electronics and software. The DynaVox2-Registered Trademark- is designed primarily for wheelchair users and comes with adaptive hardware for mounting on products like Sunrise's Quickie 2 manual and Quickie P200 power wheelchairs. The DynaMyte-Registered Trademark-, for ambulatory users, provides the same sophisticated software but is packaged in a lightweight portable case. Both units can be operated with a variety of input devices, such as touch screen, mouse or head-activated switches. Sentient products incorporate wireless infrared technologies that provide the user with environmental controls--the ability to operate televisions, personal computers, telephones, lighting, thermostats, or door locks. Sentient also sells separately packaged DynaVox software that can be loaded on a personal computer.
          The market potential for augmentative communication devices is significant and largely untapped. Speech and language disorders affect 14 million Americans, while cognitive disorders affect still more. Target end-users of these products include the approximately 830,000 persons with neuromuscular disorders, many of whom are children, and those with speech deficits among the 2.5 million people who have suffered from a stroke or head injury. A major share of Sentient's products today are sold to school districts and special education facilities for use by

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PAGE THREE
SUNRISE MEDICAL ANNOUNCES ACQUISITION OF SENTIENT SYSTEMS TECHNOLOGY

children. In June 1997 the U.S. Congress passed the Individual Disabilities Education Act (IDEA), which covers approximately 1 million speech or language impaired students. The law mandates federal funding to ensure the inclusion of these children within mainstream public schools and requires that assistive technology be considered in preparing an Individual Education Plan for each covered pupil. Currently Medicare does not reimburse the elderly for a prosthetic speech device, although it will pay for lower and upper limb prostheses.
          Sentient is currently owned by a group of shareholders that includes company founders Tilden Bennett, 60, Sentient president, and Gary Kiliany, 36, vice president and director of product development, along with several Pittsburgh-area venture capital funds. The two principals have signed three-year employment agreements and will stay on in the same positions under Sunrise ownership. Sentient will operate as a free standing division of Sunrise, remaining in Pittsburgh, and Bennett will report to chairman and president Richard H. Chandler. Sentient shareholders were advised in the transaction by Triangle Capital.
          Commenting on the transaction, Chandler said, "Sentient's breakthrough voice augmentation technology is at the cutting edge in harnessing microprocessor power to meet the challenges facing people with speech disabilities. We are enthused about the untapped market potential for their products and are particularly excited about their introduction of a Spanish language version in April 1998 as a first step toward global expansion. With Sentient's high technology products and rapid growth rate, this business will be an important addition to Sunrise Medical's portfolio of rehabilitation products providing assistive technology for the disabled."
          Tilden Bennett, Sentient president, commented, "This merger is an exciting opportunity for Sentient Systems because of Sunrise Medical's financial strength, global marketing capabilities, and strategic vision to accelerate the growth of our business in the 21st century. Another benefit is that so many users of Sentient's innovative speech devices are also wheelchair users, offering an opportunity for coordinated new product designs. Our management team is pleased that Sentient will remain in Pittsburgh and is likely to increase its current employment levels after the merger is completed."

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SUNRISE MEDICAL ANNOUNCES ACQUISITION OF SENTIENT SYSTEMS TECHNOLOGY

          Sunrise Medical designs, manufactures and markets medical products used in homecare and extended care settings that address the recovery, rehabilitation and respiratory needs of the patient.
          Sentient Systems Technology, founded in 1983, manufactures high technology products that enable people with speech disabilities to communicate. Based in Pittsburgh, the company has 75 employees.

                                        # # #

THE COMPANY HAS MADE FORWARD-LOOKING STATEMENTS IN THIS RELEASE, INCLUDING: (I) THE FUTURE SALES AND PROFITS OF SENTIENT; (II) SENTIENT'S CASH BALANCE AND LONG TERM DEBT AT CLOSING; (III) THE IMPACT OF THE SENTIENT ACQUISITION ON THE FUTURE EARNINGS PER SHARE OF SUNRISE; (IV) THE SIZE AND NATURE OF THE CURRENT AND FUTURE MARKET FOR SENTIENT'S PRODUCTS; (V) THE APRIL INTRODUCTION OF THE SPANISH LANGUAGE VERSION OF THE PRODUCT; AND (VI) THE INCREASE OF SENTIENT EMPLOYMENT IN THE PITTSBURGH AREA. THESE STATEMENTS ARE ONLY PREDICTIONS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY AS A RESULT OF RISKS AND UNCERTAINTIES FACING THE COMPANY INCLUDING: (I) THE IMPACT OF COMPETITIVE PRODUCTS AND ACTIVITIES; (II) INCREASED INDUSTRY PRICING PRESSURES; (III) DISRUPTIONS CAUSED BY THE COMPANY'S CONSOLIDATIONS, REORGANIZATIONS AND RE-ENGINEERING EFFORTS; (IV) THE RISING COST OF RAW MATERIALS; (V) PRODUCT DEVELOPMENT, COMMERCIALIZATION AND MARKET ACCEPTANCE RISKS; (VI) REDUCTIONS IN GOVERNMENT FUNDING FOR PRODUCTS SOLD BY THE COMPANY; (VII) UNFAVORABLE GOVERNMENTAL REGULATORY ACTIONS (SUCH AS BY THE FDA IN THE U.S.); (VIII) RISKS AND UNCERTAINTIES ASSOCIATED WITH THE COMPANY'S INTERNATIONAL ACTIVITIES; AND (IX) OTHER FACTORS REFERENCED IN SECURITIES AND EXCHANGE COMMISSION FILINGS OF THE COMPANY. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULT OF ANY REVISION TO ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS RELEASE, OR TO MAKE CORRECTIONS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.